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Exhibit 23.2

              [LETTERHEAD OF SERCHUK & ZELERMYER, LLP APPEARS HERE]

                       Consent of Serchuk & Zelermyer, LLP

The Board of Directors
Goshen Savings Bank

Re: The Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 to be filed by GSB Financial Corporation in connection with the conversion of Goshen Savings Bank from the mutual to the stock form of ownership.

         We hereby consent to the reference to our firm under the heading "Legal and Tax Opinions" in the prospectus which is a part of the (i) Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of GSB Financial Corporation, filed with the Securities and Exchange Commission and (ii) the Application No. 1 to Application for Conversion on Form AC of Goshen Savings Bank filed with the Office of Thrift Supervision.


                                          Very truly yours,

                                          /s/ Serchuk & Zelermyer, LLP
                                          ----------------------------------
                                          Serchuk & Zelermyer, LLP

White Plains, New York
April 30, 1997